Exhibit 4.10

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of July 10, 2023 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, this “Guaranty”), made by each of the undersigned subsidiaries of Marti Technologies, Inc., a Cayman Islands exempted company (the “Issuer”) (each individually, a “Guarantor” and, collectively, the “Guarantors”) and each Additional Guarantor that becomes a party hereto pursuant to Section 22 hereof. Except as otherwise defined herein, capitalized terms used herein and defined in the Indenture (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, the Issuer, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (together with any successor trustee, the “Trustee”) and as collateral agent (together with any successor collateral agent, the “Collateral Agent”), have entered into an Indenture, dated as of even date herewith (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Indenture”);

WHEREAS, in recognition of the direct or indirect benefits to be received by each Guarantor from the issuance of the Notes by the Issuer under the Indenture, each Guarantor desires to enter into this Guaranty; and

WHEREAS, it is a condition to the issuance and sale of the Notes under the Indenture that each Guarantor shall have executed and delivered this Guaranty in order to guarantee the Issuer’s obligations in respect of the Indenture and the Notes.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees with the Trustee for the benefit of itself, the Holders and the Collateral Agent as follows:

1.            The Guaranty. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Secured Parties. If any or all of the Relevant Guaranteed Obligations become due and payable hereunder, such Guarantor, unconditionally and irrevocably, jointly and severally, promises to pay such Relevant Guaranteed Obligations to the Secured Parties, on first demand, together with any and all expenses which may be incurred by the Secured Parties in collecting any of the Relevant Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. For the avoidance of doubt, the Guarantee provided hereunder constitutes an undertaking of third person’s obligations (üçüncü kişinin fiilini taahhüt) as regulated under Article 128 of Turkish Code of Obligations (Law No. 6098). This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Issuer or any other Guaranteed Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Issuer or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

No failure or delay on the part of any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Party would otherwise have. Except as otherwise explicitly required hereby or by any other Note Document, no notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand.

2.             Bankruptcy. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), guarantees the payment of any and all of its Relevant Guaranteed Obligations to the Secured Parties whether or not due or payable by the Issuer or any such other Guaranteed Party upon the occurrence of any of the events specified in Sections 7.01(A)(ix) or (x) of the Indenture, and jointly and severally, unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), promises to pay such Relevant Guaranteed Obligations to the Secured Parties, on order, on demand, in lawful money of the United States.

3.             Nature of Liability. The liability of each Guarantor hereunder is primary, absolute, direct, joint and several, and unconditional, irrevocable and exclusive and independent of any security for or other guaranty of the Relevant Guaranteed Obligations, whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and each Guarantor understands and agrees, to the fullest extent permitted under law, that the liability of such Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Issuer, any other Guaranteed Party or any other party, (b) any other continuing or other guaranty or undertaking of such Guarantor or of any other party as to the Relevant Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment of the Relevant Guaranteed Obligations to the extent of such payment), (d) any dissolution, termination or increase, decrease or change in personnel by any Guaranteed Party, (e) any payment made to any Secured Party on the Relevant Guaranteed Obligations which any such Secured Party repays to any Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Parties as contemplated in Section 5 or (g) any invalidity, irregularity or unenforceability of all or any part of the Relevant Guaranteed Obligations or of any security therefor.

4.             Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Issuer, any other party or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any other Guarantor, any other guarantor, any other party, the Issuer or any other Guaranteed Party and whether or not any other guarantor, any other party, the Issuer or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Issuer or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Issuer or any such other Guaranteed Party shall operate to toll the statute of limitations as to the relevant Guarantor. The provisions of this Guaranty constitute a continuing guaranty and include all present and future Relevant Guaranteed Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Relevant Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Relevant Guaranteed Obligations after prior Relevant Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke the provisions of this Guaranty as to future Relevant Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by the Trustee, (ii) no such revocation shall apply to any Relevant Guaranteed Obligations in existence on the date of receipt by Trustee of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Relevant Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Guaranteed Party in existence on the date of such revocation, (iv) no payment by any Guarantor or from any other source, prior to the date of Trustee’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by the Issuer or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Relevant Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor which remain guaranteed hereunder.

5.            Authorization. To the fullest extent permitted under law, each Guarantor authorizes the Secured Parties without notice or demand, and without affecting or impairing its liability hereunder, from time to time (but without obligation) to:

(a)           change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed or altered;

(b)           take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)           exercise or refrain from exercising any rights against the Issuer, any other Guaranteed Party, or any other Person or otherwise act or refrain from acting;

(d)           release or substitute any one or more endorsers, guarantors, the Issuer, any other Guaranteed Party, any other Person or other obligors;

(e)           settle or compromise any of the Relevant Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) to its creditors other than the Secured Parties;

(f)           except as otherwise expressly required by the Security Agreements, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Issuer or any other Guaranteed Party to the Secured Parties regardless of what liability or liabilities of the Issuer or such other Guaranteed Party remain unpaid;

(g)           consent to or waive any breach of, or any act, omission or default under, this Guaranty, any other Note Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Guaranty (subject to Section 14), any other Note Document or any of such other instruments or agreements; and/or

(h)           take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

6.             Reliance. It is not necessary for any Secured Party to inquire into the capacity or powers of the Issuer, any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7.             Subordination. Any indebtedness of the Issuer or any other Guaranteed Party now or hereafter owing to any Guarantor is hereby subordinated to the Relevant Guaranteed Obligations of the Issuer or such other Guaranteed Party owing to the Secured Parties and, if the Trustee so requests at a time when an Event of Default exists and is continuing, all such indebtedness to such Guarantor shall be collected, enforced and received by such Guarantor for the benefit of the Secured Parties and be paid over to the Trustee on behalf of the Secured Parties on account of the Relevant Guaranteed Obligations of the Issuer or such other Guaranteed Party to the Secured Parties, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Parties that it will not exercise any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of the Issuer or any other Guaranteed Party which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Relevant Guaranteed Obligations have been paid in full. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Secured Parties, and shall forthwith be paid to Trustee to be credited and applied to the Relevant Guaranteed Obligations and all other amounts payable hereunder, whether matured or unmatured, in accordance with the terms of this Guaranty, or to be held as Collateral for any Relevant Guaranteed Obligations or other amounts payable hereunder thereafter arising. Notwithstanding anything to the contrary contained herein, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Guarantor (the “Foreclosed Guarantor”), including after the Termination Date, if all or any portion of the obligations under the Indenture and the Notes have been satisfied in connection with a sale or other disposition by Trustee or the Collateral Agent of the Equity Interests of such Foreclosed Guarantor, whether pursuant to the Security Agreements or otherwise.

8.            Waiver. (a) Each Guarantor waives, to the fullest extent permitted under applicable law, any right to require any Secured Party to (i) proceed against the Issuer, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Guarantor or any other Person, or any collateral or (iv) pursue any other remedy in any Secured Party’s power whatsoever. Each Guarantor waives, to the fullest extent permitted under applicable law, any defense based on or arising out of any defense of the Issuer, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other person (other than payment of the Relevant Guaranteed Obligations to the extent of such payment and release of such Guarantor from this Guaranty in accordance with Section 18) or based on or arising out of the disability of the Issuer, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, or the invalidity, illegality or unenforceability of the Relevant Guaranteed Obligations or any part thereof for any cause, or the cessation from any cause of the liability of the Issuer or any other Guaranteed Party (other than payment of the Relevant Guaranteed Obligations to the extent of such payment and release of such Guarantor from this Guaranty in accordance with Section 18). The Secured Parties may, at their election, foreclose on any security held by the Trustee, the Collateral Agent or any Holder by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Parties may have against the Issuer, any other Guaranteed Party or any other Person, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Relevant Guaranteed Obligations have been paid. Each Guarantor waives, to the fullest extent permitted under law, any defense arising out of any such election by the Secured Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Issuer, any other Guaranteed Party or any other Person or any security.

(b)           Each Guarantor waives, to the fullest extent permitted under law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Relevant Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Trustee nor any of the other Secured Parties shall have any duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(c)           Each Guarantor, to the fullest extent permitted under law, (i) subordinates to the payment in full of the obligations under the Indenture and the Notes, any right to assert against the Issuer or any other Guaranteed Party, any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against the Issuer or any other party liable to the Issuer or such other Guaranteed Party; and (ii) waives any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor.

9.             Maximum Liability. It is the desire and intent of each Guarantor and the Secured Parties that this Guaranty shall be enforced against such Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of such Guarantor’s obligations under this Guaranty shall be deemed to be reduced and such Guarantor shall pay, if and when required pursuant to the terms hereof, the maximum amount of the Relevant Guaranteed Obligations which would be permissible under applicable law.

10.           Enforcement. Each Secured Party agrees (by its acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Trustee, acting for itself or upon the instructions of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and that no other Person shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Trustee, for the benefit of the Secured Parties upon the terms of this Guaranty. Each Holder further agrees (by its acceptance of the benefits of this Guaranty) that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

11.           Representations and Warranties. Each Guarantor represents and warrants that:

(a)           Such Guarantor has the corporate, partnership, limited liability company or other applicable business entity power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Note Document to which it is party and has taken all necessary corporate, partnership, limited liability company or other applicable business entity action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Note Document. Such Guarantor has duly executed and delivered this Guaranty and each other Note Document to which it is a party, and this Guaranty and each such other Note Document constitutes the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)           Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Note Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will violate any provision of the certificate of incorporation, or memorandum and articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of such Guarantor.

(c)           The Guarantor agrees and accepts to fulfill its notification obligation within 30 days of the date of issuance of this Guaranty Agreement required by Article 18 of Decree No. 32 on the Protection of the Value of the Turkish Currency.

(d)           The Guarantor is not bankrupt or insolvent nor has it ceased or suspended generally payments of its debts or announced any intention to do so and there is no admission by it of its inability to do so.

(e)           The Guarantor is able to pay its debts as they fall due, and will not be rendered unable to pay its debts as they fall due because of its entry into and performance of this Guaranty Agreement.

(f)            The Guarantor has not commenced negotiations with any creditor with a view to readjustment or rescheduling of its indebtedness nor has it made an assignment for the benefit of or a composition with its creditors, and no moratorium has been declared in respect of its indebtedness, and no event has occurred and no proceeding or action has been taken under the laws of any jurisdiction that is analogous to or has an effect similar to any of the matters referred to in this paragraph.

12.           Covenants. Each Guarantor that is not a party to the Indenture covenants and agrees that on and after the Issue Date (or, if later, the date on which any Additional Guarantor becomes a party hereto pursuant to Section 22) and until the Termination Date (or such earlier date released from this Guaranty in accordance with Section 18), such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Section 3 of the Indenture.

13.           Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Parties and their successors and permitted assigns.

14.           Amendments. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and the Trustee (with each other consent required pursuant to Section 8 of the Indenture).

15.           Authorization. Subject, in each case, to the limitations set forth in Section 3.13 of the Indenture, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Party is hereby authorized at any time or from time to time, without obtaining a judgment or the approval or consent of or notice to the Issuer, presentment, demand, protest or other notice of any kind to any Guarantor, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used (i) solely for making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation payments (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (ii) solely for paying taxes, including sales taxes, or (iii) as an escrow account, a fiduciary or trust account or otherwise held exclusively for the benefit of an unaffiliated third party (including any account solely holding amounts representing fines, violations, fees and similar amounts paid by third parties and owed to municipalities)) and any other Indebtedness at any time held or owing by such Holder, the Collateral Agent or the Trustee to or for the credit or the account of such Guarantor against and on account of its Relevant Guaranteed Obligations to the Holder, the Collateral Agent or the Trustee under this Guaranty, irrespective of whether or not such Holder, the Collateral Agent or the Trustee shall have made any demand hereunder and although such Relevant Guaranteed Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

16.           Notice, etc. All notices, requests, demands or other communications pursuant hereto shall be sent in accordance with the terms and provisions set forth in Section 11.01 of the Indenture. However, any notice or communication relating to default, termination and rescission must be served in accordance with Article 18/3 of the Turkish Commercial Code (Law No. 6102) through a notary public, by telegram or registered mail or by e-mail with secure electronic signature.

17.           CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTIES AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty (except that in the case of any bankruptcy, insolvency or similar proceedings with respect to any Guarantor, actions or proceedings related to this Guaranty and the other Note Documents may be brought in such court holding such bankruptcy, insolvency or similar proceedings) may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the County of New York, and, by execution and delivery of this Guaranty, each Guarantor and each Holder (by its acceptance of the benefits of this Guaranty) hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Without limiting the generality of any of the foregoing, the Guarantor agrees, without prejudice to the enforcement of a judgment obtained in New York according to the provision of Article 54 of the Act on International Private Law and Procedure Law of the Republic (Law No. 5718) (the “Private International Law”) that in the event that the Guarantor is sued in a court in the Republic of Turkey in connection with this Guaranty Agreement, such judgment obtained in New York shall constitute conclusive evidence of the existence and amount of the claim against the Guarantor pursuant to the provisions of Article 193 of the Civil Procedure Code of the Republic (Law No. 6100) and Article 58 and Article 59 of the Private International Law. Each Guarantor irrevocably appoints Marti Technologies I Inc., as Delaware corporation, with an office at 3500 South DuPont Highway in the City of Dover, County of Kent, Delaware, 19901, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any proceeding. If for any reason such Person shall cease to be such agent for service of process, each Guarantor shall forthwith appoint a new agent of recognized standing for service of process in the United States and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Note Agent or any Holder to serve process in any other manner permitted by law. Each Guarantor, each Secured Party (by its acceptance of the benefits of this Guaranty) hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over it, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Note Document to which it is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over it. Each Guarantor, each Secured Party (by its acceptance of the benefits of this Guaranty) further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 16. Each Guarantor, each Secured Party (by its acceptance of the benefits of this Guaranty) hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Note Document to which it is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any such party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

(b)           EACH GUARANTOR, EACH SECURED PARTY (by its acceptance of the benefits of this Guaranty) HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER NOTE DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           EACH GUARANTOR, EACH SECURED PARTY (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18.           Release. In the event that a Guarantor ceases to be a Subsidiary of the Issuer as a result of a transaction permitted under the Indenture, such Guarantor shall upon ceasing to be a Subsidiary be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor, terminate, and have no further force or effect. Upon the occurrence of the Termination Date, this Guaranty shall automatically and without further action, as to all Guarantors, terminate and have no further force and effect. The Trustee (and each Holder (by its acceptance of the benefits of this Guaranty) irrevocably authorizes the Trustee) to, at the Guarantors’ expense, execute and deliver to the Guarantors such documents as the Guarantors may reasonably request to evidence, as applicable, the release of such Guarantor from, or the termination in full of, this Guaranty.

19.           Right of Contribution. At any time a payment in respect of the Relevant Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Relevant Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Relevant Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage of the aggregate payments made by all Guarantors in respect of the Relevant Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Relevant Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Relevant Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Relevant Guaranteed Obligations have been paid in full, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 19 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Relevant Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 19, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Relevant Guaranteed Obligations arising under this Guaranty) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty shall thereafter have no contribution obligations, or rights, pursuant to this Section 19, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 19, each Guarantor who makes any payment in respect of the Relevant Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Relevant Guaranteed Obligations have been paid in full. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.

20.           Counterparts; Etc. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Trustee. The provisions of Section 11.14 of the Indenture are incorporated herein, mutatis mutandis.

21.           Payments. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense (other than payment of the Relevant Guaranteed Obligations to the extent of such payment), and shall be subject to the provisions of Sections 2.04 and 2.05 of the Indenture.

22.           Additional Guarantors. It is understood and agreed that any Subsidiary of the Issuer that is required, or with respect to which the Issuer elects to cause, to become a party to this Guaranty after the date hereof pursuant to the relevant provisions of the Indenture, shall become a Guarantor hereunder by executing and delivering a counterpart hereof, or a joinder agreement substantially in the form of Exhibit A hereto (each, a “Guaranty Supplement”), and delivering same to the Trustee and (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Note Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor and (ii) each reference herein to “this Guaranty,” “hereunder,” “hereof” or words of like import referring to this Guaranty, and each reference in any other Note Document to the “Guaranty,” “thereunder,” “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

23.           Concerning the Trustee. U.S. Bank Trust Company, National Association is entering this Agreement solely in its capacity as Trustee under the Indenture. In acting hereunder, whether or not expressly provided herein or therein, the Trustee shall be entitled to the rights, protections, immunities and indemnities of the Trustee set forth in the Indenture as if the provisions setting forth those rights, protections, immunities and indemnities were set forth herein and therein.

24.           Definitions. The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Guaranteed Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on each Note issued by the Issuer under the Indenture, together with all the other obligations of the Issuer under the Indenture and the Notes (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees, expenses, prepayment premiums, and interest (including any interest, fees, expenses, prepayment premiums and other amounts accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest, fees, expenses and other amounts is an allowed or allowable claim in any such proceeding thereon) of the Issuer and the Guarantors to the Secured Parties now existing or hereafter incurred under, arising out of or in connection with the Indenture and each other Note Document to which any of the Issuer or the Guarantors is a party and the due performance and compliance by the Issuer and the Guarantors with all the terms, conditions and agreements contained in the Indenture, the Notes and in each such other Note Document.

“Guaranteed Party” shall mean the Issuer and each Guarantor.

“Relevant Guaranteed Obligations” shall mean (x) with respect to the Issuer, all Guaranteed Obligations (other than its own Guaranteed Obligations) and (y) with respect to all other Guarantors, the Guaranteed Obligations.

“Termination Date” shall mean the date (i) of the satisfaction and discharge of the Indenture as described in Section 9.01 thereof or (ii) of payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest on the Notes (other than inchoate or contingent indemnification obligations for which no claim has been asserted).

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

FOR AND ON BEHALF OF:

MARTI TECHNOLOGIES, INC.,
as a Guarantor

By:	/s/ Alper Oktem
Name: Oğuz Alper Öktem
Title: Chief Executive Officer

MARTI ILERI TEKNOLOJI A.S,
as a Guarantor

By:	/s/ Bora Berker Cansever
Name: Bora Berker Cansever
Title: General manager / Chairman of Board of Directors

By:	/s/ Eyal Enriquez
Name: Eyal Enriquez
Title: Chief Strategy & Performance Officer

By:	/s/ Eray Eren
Name: Eray Eren
Title: Chief Product Officer

By:	/s/ Altan Kolbay
Name: Altan Kolbay
Title: Chief Government Officer

MARTI TECHNOLOGIES I INC.,
as a Guarantor

By:	/s/ Alper Oktem
Name: Oğuz Alper Öktem
Title: Chief Executive Officer

[Signature Page to Guaranty Agreement]

Accepted and Agreed to:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Joshua Hahn
Name: Joshua Hahn
Title: Vice President

[Signature Page to Guaranty Agreement]

EXHIBIT A

[Form of]

JOINDER AGREEMENT

[ ], 20[ ]

Reference is made to (a) the Guaranty Agreement, dated as of [__] (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Guaranty”), among Marti Technologies, Inc., a Cayman Islands exempted company (the “Issuer”), the subsidiaries of the Issuer party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (together with any successor trustee, the “Trustee”) and (b) the Indenture, dated as of July 10, 2023, between the Issuer, the Trustee and U.S. Bank Trust Company, National Association, as collateral agent (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Indenture”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty or, if not defined therein, the Indenture.

W I T N E S S E T H:

WHEREAS, in recognition of the direct or indirect benefits to be received by each Guarantor from the issuance of the Notes by the Issuer under the Indenture; and

WHEREAS, the undersigned Subsidiary (the “New Guarantor”) is required pursuant to the terms of the Indenture and the Guaranty, or the Issuer has otherwise elected in accordance with the terms of the Indenture and the Guaranty to cause such New Guarantor, to become a Guarantor by executing this joinder agreement (this “Joinder Agreement”) to the Guaranty.

NOW, THEREFORE, the Trustee and the New Guarantor hereby agree as follows:

1.            Guaranty. In accordance with Section 22 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and hereby, unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), guarantees, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Secured Parties.

2.            Covenants; Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct, in all material respects, on and as of the date hereof, except for representations and warranties that are qualified as to “materiality”, “material adverse effect” or similar language, in which case such representations and warranties are true and correct (after giving effect to any such qualification therein) in all respects as of such date, in each case unless expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date. Each reference to a Guarantor in the Indenture and to a Guarantor in the Guaranty shall, from and after the date hereof, be deemed to include the New Guarantor.

3.            Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.            Counterparts; Etc. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement. The provisions of Section 11.14 of the Indenture are incorporated herein, mutatis mutandis.

5.            No Waiver. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

6.            Notices. All notices, requests and demands to or upon the New Guarantor, the Trustee or any Holder shall be governed by the terms of Section 16 of the Guaranty.

7.            Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.            Concerning the Trustee. U.S. Bank Trust Company, National Association, is entering into this Joinder Agreement solely in its capacity as Trustee and not in its individual or corporate capacity. In acting hereunder, the Trustee shall be entitled to all of the rights, privileges and immunities set forth in the Indenture and the other Note Documents as though fully set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[ ],
as a Guarantor

By:
Name:
Title:

Address for Notices:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: